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March 11, 2009

LIMITED TERM NEW YORK MUNICIPAL FUND

6803 South Tucson Way

Centennial, CO 80112

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR A Combined SPECIAL Meeting of Shareholders on MAY 21, 2009

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The control number below will allow you to access proxy information online for all your investments connected with this Special Shareholder Meeting. To access your proxy please logon to:

www.proxyonline.com

YOUR CONTROL NUMBER IS:

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Dear Shareholder,

Notice is hereby given that a combined Special Meeting of Shareholders of the above-listed Oppenheimer Fund (the "Fund") to be held at 6803 South Tucson Way, Centennial, Colorado, 80112, on May 21, 2009, at 1:00 p.m. Mountain Time, or at any adjournment thereof.

Shareholders of the Fund will be asked at the Meeting:

1.	To elect eleven Trustees for the Fund.

2.	To approve an Amended and Restated Agreement and Declaration of Trust.

The Board of Trustees/Directors of the Fund unanimously recommends that you vote FOR each proposal.

This communication presents only an overview of the more complete proxy materials available to you on the Internet at www.proxyonline.com.We encourage you to access and review all of the important information contained in the proxy materials before voting.

Please go to www.proxyonline.com and enter the control number found in the box above. Once you have logged in you can view/download the proxy statement and proxy card, request a copy of the proxy materials via e-mail or the U.S. Post Office, and vote your shares. You may choose to vote via the internet, by touchtone phone, or print the ballot and mail it in.

Please read the proxy materials carefully and vote your shares. If you should have any questions about this Notice or the proxy materials, please call (800) 331-5908 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you in advance for your participation and for your investment.

By order of the Board of Trustees/Directors

If you would like to receive a paper or electronic copy of the proxy material,

please see the reverse side for instructions

SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy.

REQUEST FOR PROXY MATERIALS

If you would like to receive a paper or electronic copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. If you wish to receive a paper copy through the mail please make that request on or before May 12, 2009 to allow for timely delivery. If you request to receive an electronic copy please do so by May 19, 2009.

By Internet

Go to www.proxyonline.com and enter the control number found in the box on the upper right hand corner of the reverse side. Once you have logged in you may request a copy of the proxy materials to be sent to your email address or to your home, your choice.

You may also elect to receive all future proxy materials from the Fund via the U.S. Post Office or e-mail.

By Phone

You can request either an electronic copy or hardcopy of the proxy materials by calling toll-free (800) 331- 5908 and reference the control number listed above. Representatives are available Monday through Friday between the hours of 9:00 a.m. to 10:00 p.m. Eastern Time.

By E-mail

To request a copy of the proxy material, please send an e-mail with your control number in the subject line to the address noted below:

          For a paper copy:          mailproxy@proxyonline.com

          For an electronic copy:     emailproxy@proxyonline.com

To elect to receive all future proxy materials via the referenced delivery method, please type “Permanent Request” in the body of the e-mail.

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